ARTICLES OF AMENDMENT OF
                  CCB FINANCIAL CORPORATION


The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Amended and Restated Charter:


     1.   The name of  the corporation is CCB Financial Corporation.

     2. The Amended and Restated Charter of the corporation are hereby amended by replacing the first sentence of Paragraph 4 of the Amended and Restated Charter as follows:

          "4. The total number of shares of capital stock which the corporation has authority to issue is 110,000,000, of which 100,000,000 shall be common stock, $5.00 par value, and 10,000,000 shall be serial preferred stock."

     3. The foregoing amendment was adopted on the 21st day of April, 1998, by shareholder action pursuant to 55-10-06 of the General Statutes of North Carolina.

This the 28th day of April, 1998.

                         CCB FINANCIAL CORPORATION



                         By:_________________________________
                            Ernest C. Roessler
                            Chairman, President and Chief Executive
                            Officer